UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 14, 2004



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



        STATE OF DELAWARE                  1-143           38-0572515
        -----------------                  -----           ----------
    (State or other jurisdiction of     (Commission     (I.R.S. Employer
    Incorporation or Organization)      File Number)   Identification No.)

    300 Renaissance Center,                                48265-3000
    Detroit, Michigan                                      (Zip Code)
    -----------------------------------------------------------------
                  (Address of Principal Executive Offices)


      Registrant's telephone number, including area code (313) 556-5000
                                                         --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

      On October 14, 2004, a news release was issued on the subject of third quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following is the third quarter earnings release for GM.

GM Earns $440 Million or $0.78 Per Share in Third Quarter 2004

o     GMAC reports ninth-consecutive quarter of earnings improvement
o     GM gains market share in all four automotive regions
o     U.S. dealer inventory reduced by 230,000 units in the third quarter

DETROIT - General Motors Corp. (NYSE: GM) today reported net income of $440 million, or $0.78 per diluted share, in the third quarter of 2004. These results are at the low end of the range of GM's earnings guidance provided in July. In the year-ago quarter, GM reported net income of $425 million, or $0.79 per share, and earnings from continuing operations of $448 million, or $0.80 per share. Revenue rose 3 percent to $44.9 billion.

Profits at General Motors Acceptance Corp. (GMAC) continued to be very strong, compared with the prior year, but automotive results were weaker due to increased losses in Europe, lower production volumes in North America, and slower economic growth in China.

"Competition in the automotive business around the globe remains intense, and we are seeing negative pricing in most major markets," said GM Chairman and Chief Executive Officer Rick Wagoner. "Even though we increased market share in all four regions, our automotive earnings in the third quarter reflect these challenging market conditions, and were frankly disappointing."

"These financial results highlight that we've got to move faster in addressing some tough cost challenges like health care in the United States and our overcapacity and high cost footprint in Europe, where we announced major restructuring actions earlier today. Our business strategy remains sound and on track: introduce great cars and trucks, stay aggressive in the market, strive for industry-leading cost competitiveness and quality, and generate cash. But we've got to move more quickly in addressing these challenging, chronic structural-cost issues."

                            GM Automotive Operations

GM's global-automotive business reported a loss of $130 million in the third quarter of 2004, compared with net income of $34 million in the prior-year period. Positive results at GM's Latin America/Africa/Mid-East (GMLAAM) were more than offset by losses at GM North America (GMNA) and GM Europe (GME), and lower profits at GM Asia Pacific (GMAP).

GM gained market share in all four regions of the world in the third quarter of 2004, with global market share rising to 15.5 percent from 15.1 percent in the year-ago period.

GMNA reported a loss of $22 million in the third quarter of 2004, compared with earnings of $128 million in the third quarter of 2003. GMNA's performance was primarily driven by lower production volumes and unfavorable product mix and pricing, partially offset by lower material costs and a reduction of approximately $250 million after-tax in the reserve set aside for product-liability matters. This reduction was the result of the annual analysis of product-liability reserves.

In addition, health-care costs in the United States continue to increase at an excessive rate and are a growing burden on GM's financial results.

"These continuing large increases in health-care costs put GM, and many other U.S. businesses, at a significant disadvantage," Wagoner said. "Clearly, the current situation is not sustainable. All of us -- government, business, the health-care industry, labor and health-care consumers -- need to work together to find solutions that ensure U.S.competitiveness in today's global economy."

GM's market share in North America rose to 28.5 percent in the third quarter of 2004, from 28.2 percent in the year-earlier period. In the United States, GM finished the third quarter with strong sales, posting a 20-percent increase for the month of September. That led to a reduction in dealer inventories of 230,000 units during the quarter to 1.137 million cars and trucks.

"GM continues its product renaissance," Wagoner said. "In fact, over the next four years we will replace more than 90 percent of our portfolio in North America on a volume basis. Through the remainder of this year, we have important product introductions with the all-new Pontiac G6, the Buick LaCrosse, the Cadillac STS, the Chevrolet Cobalt, and the Opel/Vauxhall Astra GTC in Europe. These products, and the many that follow them, will strengthen our brands and improve our competitiveness."

GME reported a loss of $236 million in the third quarter of 2004, compared with a loss of $152 million in the year-ago quarter. The most-recent quarterly results reflect intense price competition and foreign-exchange losses. GM's market share in Europe rose to 9.6 percent in the third quarter of 2004 from 9.1 percent in the year-ago period.

"The pricing environment in Europe has deteriorated significantly this year, and growth in some of our largest markets remains weak," Wagoner said. "In light of these factors, we need to move more aggressively to significantly reduce our cost structure in Europe, especially manufacturing and engineering."

GMAP earned $101 million in the third quarter of 2004, compared with earnings of $162 million in the year-ago quarter, also reflecting lower pricing and unfavorable mix driven by the economic slowdown in China. GM's market share in the Asia Pacific region rose to 5.1 percent in the third quarter from 5.0 percent a year ago.

"The economic slowdown in China affected our financial performance there during the third quarter," Wagoner said. "However, we see this situation as temporary. We continue to expect to see significant growth in China and throughout the region in the medium and long term."

GMLAAM earned $27 million in the third quarter of 2004, a substantial improvement from the year-ago loss of $104 million, and the third consecutive quarter of profitability.

"Our strong product portfolio and excellent dealer network have led to market-share gains in South America, South Africa and the Mid-East, while improved economic conditions have led to industry sales growth of 21 percent during the quarter," Wagoner said, adding GM's market share in the GMLAAM region rose to 17.1 percent in the third quarter of 2004 from 15.6 percent a year ago.

                                      GMAC

Reflecting strong performance from GMAC's diversified business, GMAC earned $656 million in the third quarter of 2004, up from $630 million in the year-ago quarter.

Net income from financing operations totaled $259 million in the third quarter of 2004, compared with $320 million in the prior-year period. Lower credit losses and improved lease residual results were more than offset by lower net margins on stable asset levels.

Mortgage operations earned $302 million, up from $253 million in the year-ago period. Higher interest rates had a negative effect on loan production and securitization volumes but a favorable effect on net servicing revenue.

GMAC Insurance reported net income of $95 million for the third quarter of 2004, up from $57 million a year ago. Operational strength across the business unit contributed to improved net underwriting results while investment income remained stable compared with the prior year.

"GMAC once again delivered very impressive financial results, in spite of the more challenging interest rate environment," Wagoner said. "GMAC has done an excellent job diversifying its earnings base across its portfolio of global businesses, and also diversifying its funding base through new sources of liquidity both here and abroad. GMAC enjoys strong liquidity, and expects to continue to have ample access to the capital markets and other financing sources to meet its needs."

                               Cash and Liquidity

Cash, marketable securities, and short-term assets of the Voluntary Employees' Beneficiary Association (VEBA) Trust totaled $24.5 billion at Sept. 30, 2004, excluding financing and insurance operations, down from $25.0 billion on June 30, 2004. Cash flow is typically lower in the third quarter due to lower production volumes and costs related to the introduction of new vehicles.

In addition, GM experienced higher spending on health care than in prior years and additional losses in Europe. For the nine months ended Sept. 30, 2004, automotive cash flow stood at $2.0 billion. While GM expects positive automotive cash flow in the fourth quarter, it has become more challenging to achieve GM's previously stated target of $5 billion for the full year.

                                  Looking Ahead

GM continues to expect total U.S. industry sales of approximately 17.2 million vehicles in calendar year 2004. As a result of increased losses in Europe and slower growth in Asia Pacific, GM is revising its 2004-calendar-year earnings guidance to between $6.00 and $6.50 per share, excluding one-time items. This is in line with GM's original target at the start of the year and down from the midyear guidance of approximately $7.00 per share.

                                       ###

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

                                    About GM

General Motors Corp. (NYSE: GM), the world's largest vehicle manufacturer, employs about 325,000 people globally. Founded in 1908, GM has been the global automotive-sales leader since 1931. GM today has manufacturing operations in 32 countries and its vehicles are sold in 192 countries. In 2003, GM sold nearly
8.6 million cars and trucks, about 15 percent of the global vehicle market. GM's global headquarters are at the GM Renaissance Center in Detroit. More information on GM and its products can be found on the company's corporate website at www.gm.com.


                                      # # #

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)

     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.


                                   Three Months Ended     Year to Date
                                    Sept. 30, 2004       Sept. 30, 2004
                                    --------------       --------------
                                     Net                  Net
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----

     REPORTED
     --------
     Net income                      $440     $0.78     $3,061     $5.39
                                      ===      ====      =====      ====

      There were no special items in the Third Quarter of 2004.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)


                                   Three Months Ended     Year to Date
                                    Sept. 30, 2003       Sept. 30, 2003
                                    --------------       --------------
                                     Net                  Net
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----

     REPORTED
     --------
     Income from continuing
      operations                     $448     $0.80     $2,864     $5.10

     (Loss)from discontinued
      operations                      (23)    (0.01)       (55)    (0.02)
                                      ---      ----      -----      ----

     Net income                       425      0.79      2,809      5.08

     ADJUSTMENTS
     -----------
     Gain on Sale of GM Defense (A)     -         -       (505)    (0.90)
                                      ---      ----        ---      ----
     Subtotal                           -         -       (505)    (0.90)

     ADJUSTED
     --------
     Income from continuing
      operations                     $448     $0.80     $2,359     $4.20

     (Loss)from discontinued
      operations                      (23)    (0.01)       (55)    (0.02)
                                      ---      ----      -----      ----

     Adjusted income                 $425     $0.79     $2,304     $4.18
                                      ===      ====      =====      ====


     (A) The Gain on Sale of GM Defense relates to the sale of GM's light armored vehicle business to General Dynamics Corporation for net proceeds of approximately $1.1 billion.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                     Third Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----
     (dollars in millions except per share amounts)
     Total net sales and
      revenues                    $44,858   $43,519   $141,691  $136,451
      Adjusted                    $44,858   $43,519   $141,691  $135,637
     Income from continuing
      operations                     $440      $448     $3,061    $2,864
      Adjusted                       $440      $448     $3,061    $2,359
     (Loss) from
       discontinued operations          -       (23)         -       (55)
      Adjusted                          -       (23)         -       (55)
     Net income                      $440      $425     $3,061    $2,809
      Adjusted                       $440      $425     $3,061    $2,304
     Net margin from continuing
      operations
      (Income from continuing
        operations / Total net
        sales and revenues)           1.0%      1.0%       2.2%      2.1%
      Adjusted                        1.0%      1.0%       2.2%      1.7%
     Earnings per share - basic
      $1-2/3 par value
        Continuing operations       $0.78     $0.80      $5.42     $5.11
        Discontinued operations         -     (0.01)         -     (0.02)
                                     ----      ----       ----      ----
        Earnings per share          $0.78     $0.79      $5.42     $5.09
     Earnings per share - diluted
      $1-2/3 par value
        Continuing operations       $0.78     $0.80      $5.39     $5.10
        Discontinued operations         -     (0.01)         -     (0.02)
                                     ----      ----       ----      ----
        Earnings per share          $0.78     $0.79      $5.39     $5.08
     Earnings per share - diluted
      adjusted
      $1-2/3 par value
        Continuing operations       $0.78     $0.80      $5.39     $4.20
        Discontinued operations         -     (0.01)         -     (0.02)
                                     ----      ----       ----      ----
        Earnings per share          $0.78 (1) $0.79      $5.39     $4.18
     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                    565       561        565       561
      Diluted shares                  567       561        568       561
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value           $0.50     $0.50      $1.50     $1.50

     See reconciliation of adjusted financial results on pages 9 - 14 and footnotes on page 16.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                     Third Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----

     Book value per share of
      common stocks at Sept. 30
      GM $1-2/3 par value          $49.34    $13.76


     Auto & Other Operations
      total cash & marketable
      securities at Sept. 30
        ($Bil's)                    $21.0     $25.9
      Cash in short-term VEBA        $3.5      $3.4
                                     ----      ----
     Total Auto & Other cash
      & marketable securities
      plus short-term VEBA          $24.5     $29.3
                                     ====      ====

     Auto & Other Operations
      ($Mil's)
      Depreciation                 $1,117    $1,063     $3,706    $3,146
      Amortization of special
        tools                         737       676      2,237     2,029
      Amortization of intangible
        assets                          9        10         25        20
                                    -----     -----      -----     -----
        Total                      $1,863    $1,749     $5,968    $5,195
                                    =====     =====      =====     =====



     GM's share of nonconsolidated
      affiliates' net income (loss)
      ($Mil's)
      Italy                           $30        $-        $59       $23
      Japan                           $32       $42       $191      $125
      China                           $80      $142       $390      $311
      South Korea                     $(2)     $(22)      $(18)     $(50)

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                        Third Quarter
                                        2004 and 2003
                                       --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $26,343  $26,810    $ -     $ -  $26,343   $26,810
     GME                6,935    6,270      -       -    6,935     6,270
     GMLAAM             2,166    1,304      -       -    2,166     1,304
     GMAP               1,601    1,384      -       -    1,601     1,384
                       ------   ------     --      --   ------    ------
      Total GMA        37,045   35,768      -       -   37,045    35,768
     Other                 57       77      -       -       57        77
                       ------   ------     --      --   ------    ------
     Total Auto &
      Other            37,102   35,845      -       -   37,102    35,845
                       ------   ------     --      --   ------    ------
     GMAC               7,724    7,649      -       -    7,724     7,649
     Other Financing       32       25      -       -       32        25
                       ------   ------     --      --   ------    ------
      Total FIO         7,756    7,674      -       -    7,756     7,674
                       ------   ------     --      --   ------    ------
     Total net sales
      and revenues    $44,858  $43,519    $ -     $ -  $44,858   $43,519
                       ======   ======     ==      ==   ======    ======

     Income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests
     GMNA                $(69)    $200    $ -     $ -     $(69)     $200
     GME                 (439)    (251)     -       -     (439)     (251)
     GMLAAM                45     (146)     -       -       45      (146)
     GMAP                 (18)       -      -       -      (18)        -
                          ---      ---     --      --      ---       ---
      Total GMA          (481)    (197)     -       -     (481)     (197)
     Other               (148)    (374)     -       -     (148)     (374)
                          ---      ---     --      --      ---       ---
      Total Auto &
        Other            (629)    (571)     -       -     (629)     (571)
                          ---      ---     --      --      ---       ---
     GMAC                 969      962      -       -      969       962
     Other Financing       (2)      (4)     -       -       (2)       (4)
                          ---      ---     --      --      ---       ---
      Total FIO           967      958      -       -      967       958
                          ---      ---     --      --      ---       ---
     Total income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests          $338     $387    $ -     $ -     $338      $387
                          ===      ===     ==      ==      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                        Third Quarter
                                        2004 and 2003
                                       --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Income (loss) from
      continuing operations
     GMNA                $(22)    $128    $ -     $ -     $(22)     $128
     GME                 (236)    (152)     -       -     (236)     (152)
     GMLAAM                27     (104)     -       -       27      (104)
     GMAP                 101      162      -       -      101       162
                          ---      ---     --      --      ---       ---
      Total GMA          (130)      34      -       -     (130)       34
     Other                (83)    (212)     -       -      (83)     (212)
                          ---      ---     --      --      ---       ---
      Total Auto &
        Other            (213)    (178)     -       -     (213)     (178)
                          ---      ---     --      --      ---       ---
     GMAC                 656      630      -       -      656       630
     Other Financing       (3)      (4)     -       -       (3)       (4)
                          ---      ---     --      --      ---       ---
      Total FIO           653      626      -       -      653       626
                          ---      ---     --      --      ---       ---
     Income (loss) from
      continuing
      operations         $440     $448    $ -     $ -     $440      $448

     (Loss) from
      discontinued
      operations            -      (23)     -       -        -       (23)
                          ---      ---     --      --      ---       ---
     Net income (loss)   $440     $425    $ -     $ -     $440      $425
                          ===      ===     ==      ==      ===       ===
     Income tax expense
      (benefit)
     GMNA                $(13)     $52    $ -     $ -     $(13)      $52
     GME                 (167)     (96)     -       -     (167)      (96)
     GMLAAM                13      (51)     -       -       13       (51)
     GMAP                  (9)       7      -       -       (9)        7
                          ---      ---     --      --      ---       ---
      Total GMA          (176)     (88)     -       -     (176)      (88)
     Other                (65)    (152)     -       -      (65)     (152)
                          ---      ---     --      --      ---       ---
      Total Auto &
        Other            (241)    (240)     -       -     (241)     (240)
                          ---      ---     --      --      ---       ---
     GMAC                 311      374      -       -      311       374
     Other Financing        1        -      -       -        1         -
                          ---      ---     --      --      ---       ---
      Total FIO           312      374      -       -      312       374
                          ---      ---     --      --      ---       ---
     Income tax expense
      (benefit)           $71     $134    $ -     $ -      $71      $134
                          ===      ===     ==      ==      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                        Third Quarter
                                        2004 and 2003
                                       --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.      21%      35%       -       -     21%      35%
     GMNA                19%      26%       -       -     19%      26%
     GME                 38%      38%       -       -     38%      38%
     GMAC                32%      39%       -       -     32%      39%

     Tax settlements that were previously expected in the second quarter of 2004 are now expected to be completed in the fourth quarter of 2004. Excluding these settlements, GM's effective tax rate is expected to be approximately 21% on an ongoing quarterly basis.

     Equity income (loss)
      and minority interests
     GMNA               $34     $(20)     $ -     $ -    $34     $(20)
     GME                 36        3        -       -     36        3
     GMLAAM              (5)      (9)       -       -     (5)      (9)
     GMAP               110      169        -       -    110      169
                        ---      ---       --      --    ---      ---
     Total GMA         $175     $143      $ -     $ -   $175     $143
                        ===      ===       ==      ==    ===      ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                        Year to Date
                                        2004 and 2003
                                       --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $84,875  $85,331    $ -     $ -  $84,875   $85,331
     GME               22,572   20,195      -       -   22,572    20,195
     GMLAAM             5,908    3,468      -       -    5,908     3,468
     GMAP               4,893    3,798      -       -    4,893     3,798
                      -------  -------     --     ---  -------   -------
      Total GMA       118,248  112,792      -       -  118,248   112,792
     Other                193    1,211      -    (814)     193       397
                      -------  -------     --     ---  -------   -------
     Total Auto &
      Other           118,441  114,003      -    (814) 118,441   113,189
                      -------  -------     --     ---  -------   -------
     GMAC              22,973   22,434      -       -   22,973    22,434
     Other Financing      277       14      -       -      277        14
                       ------   ------     --     ---   ------    ------
      Total FIO        23,250   22,448      -       -   23,250    22,448
                       ------   ------     --     ---   ------    ------
     Total net sales
      and revenues   $141,691 $136,451    $ -   $(814)$141,691  $135,637
                      =======  =======     ==     ===  =======   =======

     Income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests
     GMNA                $940   $1,029    $ -     $ -     $940    $1,029
     GME                 (758)    (399)     -       -     (758)     (399)
     GMLAAM                64     (286)     -       -       64      (286)
     GMAP                  28       30      -       -       28        30
                          ---      ---     --     ---      ---       ---
      Total GMA           274      374      -       -      274       374
     Other               (716)    (282)     -    (814)    (716)   (1,096)
                          ---      ---     --     ---      ---       ---
      Total Auto &
        Other            (442)      92      -    (814)    (442)     (722)
                        -----    -----     --     ---    -----     -----
     GMAC               3,565    3,440      -       -    3,565     3,440
     Other Financing      (27)     (16)     -       -      (27)      (16)
                        -----    -----     --     ---    -----     -----
      Total FIO         3,538    3,424      -       -    3,538     3,424
                        -----    -----     --     ---    -----     -----
     Total income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests        $3,096   $3,516    $ -  $ (814)  $3,096    $2,702
                        =====    =====     ==     ===    =====     =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                        Year to Date
                                        2004 and 2003
                                       --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004      2003
                        ----     ----    ----     ----   ----      ----
     Income (loss) from
      continuing operations
     GMNA                $757     $759    $ -     $ -     $757      $759
     GME                 (397)    (220)     -       -     (397)     (220)
     GMLAAM                38     (219)     -       -       38      (219)
     GMAP                 612      400      -       -      612       400
                        -----      ---     --     ---    -----       ---
      Total GMA         1,010      720      -       -    1,010       720
     Other               (234)      (7)     -    (505)    (234)     (512)
                        -----      ---     --     ---    -----       ---
      Total Auto &
        Other             776      713      -    (505)     776       208
                        -----    -----     --     ---    -----     -----
     GMAC               2,302    2,163      -       -    2,302     2,163
     Other Financing      (17)     (12)     -       -      (17)      (12)
                        -----    -----     --     ---    -----     -----
      Total FIO         2,285    2,151      -       -    2,285     2,151
                        -----    -----     --     ---    -----     -----
     Income (loss) from
      continuing
      operations       $3,061   $2,864    $ -   $(505)  $3,061    $2,359

     (Loss)from
      discontinued
      operations            -      (55)     -       -        -       (55)
                        -----    -----     --     ---    -----     -----
     Net income (loss) $3,061   $2,809    $ -   $(505)  $3,061    $2,304
                        =====    =====     ==     ===    =====     =====
     Income tax expense
      (benefit)
     GMNA                $162     $268    $ -     $ -     $162      $268
     GME                 (288)    (152)     -       -     (288)     (152)
     GMLAAM                16      (83)     -       -       16       (83)
     GMAP                  (4)      26      -       -       (4)       26
                          ---      ---     --     ---      ---       ---
      Total GMA          (114)      59      -       -     (114)       59
     Other               (485)    (303)     -    (309)    (485)     (612)
                          ---      ---     --     ---      ---       ---
      Total Auto &
        Other            (599)    (244)     -    (309)    (599)     (553)
                        -----    -----     --     ---    -----     -----
     GMAC               1,259    1,308      -       -    1,259     1,308
     Other Financing      (10)      (4)     -       -      (10)       (4)
                        -----    -----     --     ---    -----     -----
      Total FIO         1,249    1,304                   1,249     1,304
                        -----    -----     --     ---    -----     -----
     Income tax expense
      (benefit)          $650   $1,060    $ -   $(309)    $650      $751
                          ===    =====     ==     ===      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                        Year to Date
                                        2004 and 2003
                                       --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.      21%      30%       -      38%    21%      28%
     GMNA                17%      26%       -       -     17%      26%
     GME                 38%      38%       -       -     38%      38%
     GMAC                35%      38%       -       -     35%      38%

     Tax settlements that were previously expected in the second quarter of 2004 are now expected to be completed in the fourth quarter of 2004. Excluding these settlements, GM's effective tax rate is expected to be approximately 21% on an ongoing quarterly basis.

     Equity income (loss)
      and minority interests
     GMNA              $(21)     $(2)     $ -     $ -   $(21)     $(2)
     GME                 73       27        -       -     73       27
     GMLAAM             (10)     (16)       -       -    (10)     (16)
     GMAP               580      396        -       -    580      396
                        ---      ---       --      --    ---      ---
     Total GMA         $622     $405      $ -     $ -   $622     $405
                        ===      ===       ==      ==    ===      ===

                           General Motors Corporation
                              Operating Statistics

                                     Third Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----
     (units in thousands)
     Worldwide Wholesale Sales
      United States - Cars           416        453      1,401    1,439
      United States - Trucks         679        686      2,160    2,205
                                   -----      -----      -----    -----
        Total United States        1,095      1,139      3,561    3,644
      Canada, Mexico, and Other      160        113        525      479
                                   -----      -----      -----    -----
        Total GMNA                 1,255      1,252      4,086    4,123
      GME                            386        372      1,297    1,246
      GMLAAM                         190        134        534      377
      GMAP                            72         71        204      202
                                   -----      -----      -----    -----
        Total Worldwide            1,903      1,829      6,121    5,948
                                   =====      =====      =====    =====
     Vehicle Unit Deliveries
      Chevrolet - Cars               265        221        701      612
      Chevrolet - Trucks             531        517      1,407    1,395
      Pontiac                        122        125        378      352
      GMC                            175        163        458      426
      Buick                           87         90        249      258
      Oldsmobile                       3         29         27       96
      Saturn                          58         70        171      217
      Cadillac                        63         58        169      154
      Other                           21         25         60       72
                                   -----      -----      -----    -----
        Total United States        1,325      1,298      3,620    3,582
      Canada, Mexico, and Other      169        184        518      514
                                   -----      -----      -----    -----
        Total GMNA                 1,494      1,482      4,138    4,096
      GME                            461        434      1,500    1,390
      GMLAAM                         188        140        522      402
      GMAP                           209        197        659      557
                                   -----      -----      -----    -----
        Total Worldwide            2,352      2,253      6,819    6,445
                                   =====      =====      =====    =====
     Market Share
      United States - Cars          26.9%      26.3%      25.4%    25.3%
      United States - Trucks        31.1%      30.6%      29.4%    29.9%
        Total United States         29.3%      28.7%      27.6%    27.8%
      Total North America           28.5%      28.2%      27.0%    27.2%
      Total Europe                   9.6%       9.1%       9.5%     9.3%
      Total LAAM                    17.1%      15.6%      16.8%    15.6%
      Asia and Pacific               5.1%       5.0%       5.2%     4.7%
        Total Worldwide             15.5%      15.1%      14.6%    14.5%

     U.S. Retail/Fleet Mix
      % Fleet Sales - Cars          36.2%      30.5%      37.1%    30.1%
      % Fleet Sales - Trucks        12.7%       9.5%      16.1%    12.9%
        Total Vehicles              22.0%      18.1%      24.6%    20.1%

     Retail Lease as % of Retail Sales
      Total Smartlease
        and Smartbuy                10.8%       6.6%

     Days Supply of Inventory
      at Sept. 30
      United States - Cars            64         69
      United States - Trucks          81        104

     GMNA Capacity Utilization
      (2 shift rated)               83.7%      86.1%      85.5%    88.3%

     GMNA Vehicle Revenue
      Per Unit                   $18,339    $18,984

                           General Motors Corporation
                              Operating Statistics

                                    Third Quarter         Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----

     GMAC's U.S. Cost of Borrowing  3.62%      3.40%

     Current Debt Spreads Over
      U.S. Treasuries
      2 Year                         120 bp     185 bp
      5 Year                         200 bp     210 bp
      10 Year                        250 bp     265 bp

     Worldwide Employment
      at Sept. 30 (in 000's)
      United States Hourly           112        119
      United States Salary            38         40
                                     ---        ---
        Total United States          150        159
      Canada, Mexico, and Other       31         31
                                     ---        ---
      GMNA                           181        190
      GME                             62         63
      GMLAAM (2)                      28         23
      GMAP                            14         14
      GMAC                            33         32
      Other                            5          6
                                     ---        ---
        Total                        323        328
                                     ===        ===

     Worldwide Payrolls ($Bil's)    $4.9       $4.9      $15.9     $15.3

     Footnotes:
     ---------
     (1) This amount is comparable to First Call analysts' consensus.
     (2) 2004 includes 3,000 employees as a result of the consolidation of GM South Africa.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                    Three Months Ended  Nine Months Ended
                                       September 30,      September 30,
                                       ------------       -------------
                                      2004      2003       2004     2003
                                      ----      ----       ----     ----
                               (dollars in millions except per share amounts)

     Total net sales and revenues   $44,858   $43,519   $141,691   $136,451
                                     ------    ------    -------    -------
     Cost of sales and other
       expenses                      37,177    35,049    115,304    109,863
     Selling, general, and
       administrative expenses        4,364     5,576     14,731     16,268
     Interest expense                 2,979     2,507      8,560      6,804
                                    -------   -------   --------    -------
      Total costs and expenses       44,520    43,132    138,595    132,935
                                     ------    ------    -------    -------
     Income from continuing
       operations before income
       taxes, equity income, and
       minority interests               338       387      3,096      3,516
     Income tax expense                  71       134        650      1,060
     Equity income (loss) and
       minority interests               173       195        615        408
                                        ---       ---      -----      -----
     Income from continuing
       operations                       440       448      3,061      2,864
     Income (loss) from
       discontinued operations            -       (23)         -        (55)
                                        ---       ---      -----      -----
      Net Income                       $440      $425     $3,061     $2,809
                                        ===       ===      =====      =====
     Basic earnings (loss) per
       share attributable to
       common stocks
     $1-2/3 par value
       Continuing Operations          $0.78     $0.80      $5.42      $5.11
       Discontinued Operations            -     (0.01)         -      (0.02)
                                       ----      ----       ----       ----
     Earnings per share
       attributable to $1-2/3 par
       value                          $0.78     $0.79      $5.42      $5.09
                                       ====      ====       ====       ====
     Earnings (loss) per share
       from discontinued  operations
       attributable to Class H         $  -    $(0.02)      $  -     $(0.04)
                                         ==      ====         ==       ====
     Earnings (loss) per share
       attributable to common
       stocks assuming dilution
     $1-2/3 par value
       Continuing Operations          $0.78     $0.80      $5.39      $5.10
       Discontinued Operations            -     (0.01)         -      (0.02)
                                       ----      ----       ----       ----
     Earnings per share
       attributable to $1-2/3 par
       value                          $0.78     $0.79      $5.39      $5.08
                                       ====      ====       ====       ====
     Earnings (loss) per share
       from discontinued operations
       attributable to Class H          $ -    $(0.02)       $ -     $(0.04)
                                         ==      ====         ==       ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                    Three Months Ended  Nine Months Ended
                                       September 30,      September 30,
                                       ------------       -------------
                                      2004      2003       2004     2003
                                      ----      ----       ----     ----
                                            (dollars in millions)
     AUTOMOTIVE AND OTHER OPERATIONS

     Total net sales and revenues   $37,102   $35,845   $118,441  $114,003
                                     ------    ------    -------   -------
     Cost of sales and other
       expenses                      34,843    33,133    108,590    104,288
     Selling, general, and
       administrative expenses        2,200     2,703      8,380      8,393
                                     ------    ------    -------    -------
      Total costs and expenses       37,043    35,836    116,970    112,681
     Interest expense                   622       516      1,780      1,091
     Net expense from transactions
       with Financing and Insurance
       Operations                        66        64        133        139
                                       ----      ----       ----       ----
     Income (loss) from continuing
       operations before  income
       taxes, equity income, and
       minority interests              (629)     (571)      (442)        92
     Income tax (benefit)              (241)     (240)      (599)      (244)
     Equity income (loss) and
       minority interests               175       153        619        377
                                        ---       ---        ---        ---
     Income from continuing
       operations                      (213)     (178)       776        713
     Income (loss) from
       discontinued operations            -       (23)        -        (55)
                                        ---       ---        ---        ---
      Net Income - Automotive and
       Other Operations               $(213)    $(201)      $776       $658
                                        ===       ===        ===        ===


     FINANCING AND INSURANCE OPERATIONS

     Total revenues                  $7,756    $7,674    $23,250    $22,448
                                      -----     -----     ------     ------
     Interest expense                 2,357     1,991      6,780      5,713
     Depreciation and amortization
       expense                        1,359     1,398      3,959      4,282
     Operating and other expenses     2,171     2,561      6,454      6,842
     Provisions for financing and
       insurance losses                 968       830      2,652      2,326
                                     ------    ------     ------    -------
       Total costs and expenses       6,855     6,780     19,845     19,163
                                      -----     -----     ------     ------
     Net income from transactions
       with Automotive and Other        (66)      (64)      (133)      (139)
                                      -----     -----     ------     ------
     Operations
     Income before income taxes,
       equity income, and minority
       interests                        967       958      3,538      3,424
     Income tax expense                 312       374      1,249      1,304
     Equity income (loss) and
       minority interests                (2)       42         (4)        31
                                       ----      ----     ------     ------

       Net income - Financing and
         Insurance Operations          $653      $626     $2,285     $2,151
                                        ===       ===      =====      =====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                              Sept. 30,           Sept. 30,
                                                 2004   Dec. 31,      2003
                                            (Unaudited)   2003   (Unaudited)
                                             ---------- -------- -----------
                    ASSETS                           (dollars in millions)

     Cash and cash equivalents                 $37,589   $32,554     $39,184
     Marketable securities                      21,168    22,215      21,368
                                                ------    ------      ------
       Total cash and marketable securities     58,757    54,769      60,552
     Finance receivables - net                 189,763   174,731     161,160
     Loans held for sale                        16,786    19,609      19,931
     Accounts and notes receivable (less
       allowances)                              17,385    20,532      19,163
     Inventories (less allowances)              12,035    10,960      10,936
     Assets of discontinued operations               -         -      19,687
     Deferred income taxes                      27,219    27,190      38,896
     Net equipment on operating leases -
       (less accumulated depreciation)          33,483    32,790      32,564
     Equity in net assets of nonconsolidated
       affiliates                                6,637     6,032       5,780
     Property - net                             37,432    38,211      37,637
     Intangible assets - net                     4,732     4,760      10,952
     Other assets                               58,216    58,923      17,264
                                               -------   -------     -------
       Total assets                           $462,445  $448,507    $434,522
                                               =======   =======     =======

       LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)      $26,929   $25,422     $25,052
     Notes and loans payable                   284,071   271,756     257,647
     Liabilities of discontinued operations          -         -       8,985
     Postretirement benefits other than
       pensions                                 31,948    36,292      35,841
     Pensions                                    7,824     8,024      19,025
     Deferred income taxes                       6,181     7,508       6,467
     Accrued expenses and other liabilities     77,255     73,930     69,996
                                              --------   --------   --------
       Total liabilities                       434,208   422,932     423,013
     Minority interests                            369       307         740
     Stockholders' equity
     $1-2/3 par value common stock
       (outstanding, 564,804,464;
       561,997,725; and 560,741,759 shares)        941       937         935
     Class H common stock (outstanding,
       1,108,731,138 shares at September 30,
       2003)                                         -         -         111
     Capital surplus (principally additional
       paid-in capital)                         15,209    15,185      22,884
     Retained earnings                          14,966    12,752      12,000
                                                ------    ------      ------
       Subtotal                                 31,116    28,874      35,930
     Accumulated foreign currency translation
       adjustments                              (1,678)   (1,815)     (2,099)
     Net unrealized gain (loss) on derivatives     215        51        (130)
     Net unrealized gains on securities            697       618         515
     Minimum pension liability adjustment       (2,482)   (2,460)    (23,447)
                                              --------  --------      ------
       Accumulated other comprehensive loss     (3,248)   (3,606)    (25,161)
                                              --------  --------      ------
         Total stockholders' equity             27,868    25,268      10,769
                                              --------  --------    --------
     Total liabilities and stockholders'
       equity                                 $462,445  $448,507    $434,522
                                               =======   =======     =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS

                                              Sept. 30,           Sept. 30,
                                                 2004   Dec. 31,      2003
                                            (Unaudited)   2003   (Unaudited)
                                             ---------- -------- -----------
                     ASSETS                       (dollars in millions)
     Automotive and Other Operations
     Cash and cash equivalents                 $12,984   $14,424     $17,860
     Marketable securities                       7,969     9,067       8,022
                                               -------   -------     -------
       Total cash and marketable securities     20,953    23,491      25,882
     Accounts and notes receivable (less
       allowances                                6,542     5,380       5,777
     Inventories (less allowances)              12,035    10,960      10,936
     Assets of discontinued operations               -         -      19,687
     Net equipment on operating leases (less     6,764     7,173       6,401
       accumulated depreciation)
     Deferred income taxes and other current
       assets                                   10,813    10,851       9,796
                                                ------    ------     -------
       Total current assets                     57,107    57,855      78,479
     Equity in net assets of nonconsolidated
       affiliates                                6,637     6,032       5,780
     Property - net                             35,583    36,071      35,640
     Intangible assets - net                     1,445     1,479       7,696
     Deferred income taxes                      18,086    18,086      30,353
     Other assets                               41,251    42,262        1,807
                                               -------   -------      -------
       Total Automotive and Other Operations
         assets                                160,109   161,785     159,755
     Financing and Insurance Operations
     Cash and cash equivalents                  24,605    18,130      21,324
     Investments in securities                  13,199    13,148      13,346
     Finance receivables - net                 189,763   174,731     161,160
     Loans held for sale                        16,786    19,609      19,931
     Net equipment on operating leases (less
       accumulated depreciation)                26,719    25,617      26,163
     Other assets                               31,264    35,487      32,843
     Net receivable from Automotive and Other
       Operations                                2,548     1,492       1,735
                                               -------  --------    --------
       Total Financing and Insurance Operations
         assets                                304,884   288,214     276,502
                                               -------   -------     -------
     Total assets                             $464,993  $449,999    $436,257
                                               =======   =======     =======
      LIABILITIES AND STOCKHOLDERS' EQUITY
     Automotive and Other Operations
     Accounts payable (principally trade)      $23,287   $21,542     $20,540
     Loans payable                               2,540     2,813       2,154
     Liabilities of discontinued operations          -         -       8,985
     Accrued expenses                           45,330    45,417      41,056
     Net payable to Financing and Insurance
       Operations                                2,548     1,492       1,735
                                               -------   -------     -------
      Total current liabilities                 73,705    71,264      74,470
     Long-term debt                             30,065    29,593      29,548
     Postretirement benefits other than
       pensions                                 27,996    32,285      31,917
     Pensions                                    7,755     7,952      18,968
     Other liabilities and deferred income
       taxes                                    15,402    15,567      14,178
                                              --------   -------     -------
       Total Automotive and Other Operations
         liabilities                           154,923   156,661     169,081
     Financing and Insurance Operations
     Accounts payable                            3,642     3,880       4,512
     Debt                                      251,466   239,350     225,945
     Other liabilities and deferred income
       taxes                                    26,725    24,533      25,210
                                               -------  --------    --------
       Total Financing and Insurance Operations
         liabilities                           281,833   267,763     255,667
                                               -------   -------     -------
         Total liabilities                     436,756   424,424     424,748
     Minority interests                            369       307         740
           Total stockholders' equity           27,868    25,268      10,769
                                               -------  --------    --------

     Total liabilities and stockholders'
       equity                                  464,993  $449,999    $436,257
                                               =======   =======     =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------
                                                     2004         2003
                                                     ----         ----
                                                   (dollars in millions)

     Net cash provided by operating activities     $11,813       $7,287

     Cash flows from investing activities
     Expenditures for property                      (4,762)      (4,935)
     Investments in marketable securities -
       acquisitions                                (10,321)     (12,600)
     Investments in marketable securities -
       liquidations                                 10,496        7,997
     Net originations and purchases of mortgage
       servicing rights                             (1,151)      (1,988)
     Increase in finance receivables               (93,163)    (103,811)
     Proceeds from sales of finance receivables     79,430       76,177
     Proceeds from sale of business unit                 -        1,076
     Operating leases - acquisitions               (10,364)      (8,719)
     Operating leases - liquidations                 5,637        7,801
     Investments in companies, net of cash
       acquired                                        (85)        (187)
     Other                                             370           42
                                                   -------     --------
     Net cash used in investing activities         (23,913)     (39,147)

     Cash flows from financing activities
     Net increase in loans payable                   1,559         (238)
     Long-term debt - borrowings                    57,492       77,505
     Long-term debt - repayments                   (44,810)     (27,815)
     Cash dividends paid to stockholders              (847)        (840)
     Other                                           3,763        1,606
                                                    ------        -----
     Net cash provided by financing activities      17,157       50,218

     Effect of exchange rate changes on cash
       and cash equivalents                            (22)         506
                                                   -------     --------
     Net increase (decrease) in cash and cash
       equivalents                                   5,035       18,864
     Cash and cash equivalents at beginning of
       the period                                   32,554       20,320
                                                    ------       ------
     Cash and cash equivalents at end of the
       period                                      $37,589      $39,184
                                                    ======       ======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         SUPPLEMENTAL INFORMATION TO THE
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                            Automotive       Financing and
                                            and Other          Insurance
                                          -------------      -------------
                                          Nine Months Ended September 30,
                                          --------------------------------
                                          2004     2003      2004     2003
                                          ----     ----      ----     ----
                                                   (dollars in millions)

     Net cash provided by operating
       activities                        $1,273     $242   $10,540   $7,045

     Cash flows from investing activities
     Expenditures for property           (4,502)  (4,467)     (260)    (468)
     Investments in marketable securities
       - acquisitions                    (2,218)  (7,033)   (8,103)  (5,567)
     Investments in marketable securities
       - liquidations                     3,316    1,185     7,180    6,812
     Net change in mortgage servicing
       rights                                 -        -    (1,151)  (1,988)
     Increase in finance receivables          -        -   (93,163)(103,811)
     Proceeds from sales of finance
       receivables                            -        -    79,430   76,177
     Proceeds from sale of business unit      -    1,076         -        -
     Operating leases - acquisitions          -        -   (10,364)  (8,719)
     Operating leases - liquidations          -        -     5,637    7,801
     Investments in companies, net of cash
       acquired                             (94)     (45)        9     (142)
     Other                                  348      266        22     (224)
                                          -----   ------   -------  -------
     Net cash used in investing
       activities                        (3,150)  (9,018)  (20,763) (30,129)

     Cash flows from financing activities
     Net increase (decrease) in loans
       payable                             (498)    (388)    2,057      150
     Long-term debt - borrowings            845   14,702    56,647   62,803
     Long-term debt - repayments            (72)     (19)  (44,738) (27,796)
     Cash dividends paid to stockholders   (847)    (840)        -        -
     Other                                    -        -     3,763    1,606
                                          -----   ------    ------    -----
     Net cash provided by (used in)
      financing activities                 (572)  13,455    17,729   36,763
     Effect of exchange rate changes on
     cash and cash equivalents              (47)     373        25      133
     Net transactions with
       Automotive/Financing Operations    1,056      646    (1,056)    (646)
                                          -----   ------   -------   ------
     Net increase (decrease) in cash and
       cash equivalents                  (1,440)   5,698     6,475   13,166
     Cash and cash equivalents at
       beginning of the period           14,424   12,162    18,130    8,158
                                         ------   ------    ------  -------

     Cash and cash equivalents at end of
       the period                       $12,984  $17,860   $24,605  $21,324
                                         ======   ======   =======   ======


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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  October 14, 2004              By:  /s/PETER R. BIBLE.
                                     ---  ------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)






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